SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 29, 2009

                              ENTECH  SOLAR, INC.
                              -------------------
               (Exact Name of Registrant as specified in charter)


   Delaware                         0-16936                       33-0123045
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(State or other jurisdiction      (Commission                    (IRS Employer
  of incorporation)                 File Number)             Identification No.)


    200 Ludlow Drive, Ewing Business Park, Ewing, New Jersey         08638
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      (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:   609/ 818-0700


                     WorldWater & Solar Technologies Corp.
    -----------------------------------------------------------------------
        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 29, 2009 Entech Solar, Inc., formerly known as WorldWater & Solar Technologies Corp. (the "COMPANY"), announced the promotion of Sean C. Rooney to Chief Operating Officer of the Company. Mr. Rooney will relocate from the Company's offices in Ewing, New Jersey to the Company's manufacturing center in Fort Worth, Texas.

Mr. Rooney, age 41, previously was the Company's Vice President, Engineering, Procurement and Construction ("EPC") Operations, since he joined the Company on February 22, 2008. Mr. Rooney was responsible for directing all worldwide EPC Operations for the Company. Prior to joining the Company, Mr. Rooney worked 11 years for Fluor Corporation in construction management positions of increasing responsibility. Mr. Rooney left Fluor as its Global Director of Construction Services.

Mr. Rooney earned a B.S. degree in Construction Science from Texas A&M University in 1989.

A copy of the press release announcing Mr. Rooney's promotion to Chief Operating Officer is furnished as Exhibit 99.1 to this report.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibit

99.1     Press Release dated January 29, 2009.

______________________________________________________________________________

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENTECH SOLAR, INC.


By:  /s/ Stephen A. Salvo
-------------------------------
     Stephen A. Salvo
     Secretary


Date:  February 4, 2009



EXHIBIT INDEX
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99.1     Press release dated January 29, 2009

                                                                EXHIBIT 99.1


[ENTECH SOLAR, INC. - GRAPHIC OMITED]
-------------------------------------


THURSDAY, JANUARY, 29, 2009, 8:00 A.M. EST
------------------------------------------

                      ENTECH SOLAR APPOINTS SEAN ROONEY AS
                            CHIEF OPERATING OFFICER

FORT WORTH, TX - Business Wire - Entech Solar (OTC BB: ENSL.OB - News), a leader in concentrating solar energy systems, announced today that Sean Rooney has been named Chief Operating Officer for the Company.

Mr. Rooney joined Entech Solar in February 2008 as Vice President of the Company's EPC (Engineering, Procurement, and Construction) Operations. Since then, he has implemented a new model for project management which has resulting in over five megawatts of solar projects being completed on schedule with high customer satisfaction. With the Company's shift in strategy away from flat-plate projects to the production and installation of Entech's proprietary concentrating solar systems, Mr. Rooney's role has been expanded to include all manufacturing operations as well as its EPC business. His successful turnaround of the Company's EPC installations made Mr. Rooney the ideal candidate to address the challenges facing Entech's manufacturing operations.

"Although our engineering team has made steady progress in addressing the process and supply-chain issues discussed on the Company's third quarter earnings conference call, the factory is not yet producing product suitable for certification," stated Frank Smith, Entech Solar CEO. "Sean will bring the same sense of urgency, purpose, and discipline to our manufacturing challenges that he provided to our EPC projects at Fresno, Denver, Valley Center, and Ocean City. This appointment is part of the ongoing transformation of Entech from a research and development organization to a vertically integrated, product-driven, manufacturer and installer of advanced concentrating solar systems. Once we have established our manufacturing capability and achieved certification, we will have two channels to market - product sales to other integrators and management of our own EPC projects that incorporate Entech modules. Sean will have responsibility for the operations portion of our vertically integrated value chain."

Mr. Rooney added, "I am very pleased to take on this critically important responsibility for the Company. Following my recent relocation from New Jersey to Texas, I am eager to provide leadership to our manufacturing operations."

The Company is also augmenting its manufacturing team with additional personnel and training. Entech Solar has retained experts and is training existing staff in Six Sigma methodology to address process and supply-chain issues in a systematic, data-driven approach, employing best-in-class practices. Both of these developments support Entech Solar's dedication to commercializing its concentrating solar system - ThermaVolt.


ABOUT ENTECH SOLAR
Entech Solar is a leading provider of concentrating solar energy systems.
Entech designs, manufactures and installs systems that provide both electricity and thermal energy for commercial and industrial applications. Entech uses its proprietary concentrating photovoltaic and thermal (CPVT) technology to deliver the ThermaVolt system, which produces cost-competitive distributed energy. For more information, please visit www.entechsolar.com.
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ENTECH SOLAR PRESS CONTACT:
Jessica Bloomgarden
jbloomgarden@entechsolar.com
----------------------------
or
Chris Witty
646-438-9385
cwitty@darrowir.com